Exhibit 99

News
Media Contact:
Greta Edgar Borza
Corporate Communications
+1-724-316-7552
edgar@ppg.com

Investor Contact:
Alex Lopez
Investor Relations
+1-412-434-3466
alejandrolopez@ppg.com
investor.ppg.com

PPG expects first quarter 2026 financial results to exceed previous guidance; detailed financial update to be provided April 28

PITTSBURGH, April 15, 2026 – PPG (NYSE: PPG) today announced that first quarter 2026 earnings per diluted share (EPS) is $1.70 and adjusted EPS is $1.83, an increase of 6% over the first quarter 2025.

“I am pleased that we have delivered our fifth consecutive quarter of organic sales growth, with positive selling prices and flat sales volumes,” said Tim Knavish, PPG chairman and chief executive officer. “Strong performance in our differentiated architectural coatings Latin America and aerospace businesses coupled with the execution of our self-help actions drove segment EBITDA margin above our original expectations.”

In addition, the company indicated it expects both second quarter organic sales and adjusted earnings per share in the range of flat to low single-digit percentage growth versus the respective prior year period.

The company will announce detailed first quarter 2026 financial results on April 28, 2026, after U.S. stock markets close. The company plans to hold an earnings teleconference on April 29, 2026 at 8 a.m. ET., during which it will provide more comprehensive updates and financial projections.

PPG: WE PROTECT AND BEAUTIFY THE WORLD®
At PPG (NYSE:PPG), we work every day to develop and deliver the paints, coatings and specialty products that our customers have trusted for more than 140 years. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. With headquarters in Pittsburgh, we market and sell in more than 50 countries and reported net sales of $15.9 billion in 2025. We serve customers in construction, consumer products, industrial and transportation markets and aftermarkets. To learn more, visit www.ppg.com.

The PPG Logo and We protect and beautify the world are registered trademarks of PPG Industries Ohio, Inc.

Forward-Looking Statements
Statements contained herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, involve risks and uncertainties that may affect PPG’s operations, as discussed in the company’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Accordingly, many factors could cause actual results to differ materially from the forward-looking statements contained herein. Such factors include statements related to earnings guidance, global economic conditions, geopolitical issues, the amount of future share repurchases, increasing price and product competition by our competitors, fluctuations in cost and availability of raw materials, energy, labor and logistics, the ability to achieve selling price increases, margins, share gains, customer inventory levels, PPG inventory levels, the ability to maintain favorable supplier relationships and arrangements, the timing of realization of anticipated cost savings from restructuring and other initiatives, the ability to identify additional cost savings opportunities, the timing and expected benefits of potential future and completed acquisitions, difficulties in integrating acquired businesses and achieving expected synergies therefrom, economic and political conditions in international markets, the imposition and magnitude of tariffs, the ability to penetrate existing, developing and emerging foreign and domestic markets, foreign exchange rates and fluctuations in such rates, fluctuations in tax rates, the impact of future legislation, the impact of environmental regulations, unexpected business disruptions, global human health issues, the unpredictability of existing and possible future litigation, including asbestos litigation, and governmental investigations. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here and in our 2025 Annual Report on Form 10-K are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, lower sales or earnings, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, results of operations or liquidity.
All information in this release speaks only as of April 15, 2026, and any distribution of this release after that date is not intended and will not be construed as updating or confirming such information. PPG undertakes no obligation to update any forward-looking statement, except as otherwise required by applicable law.

Regulation G Reconciliation
PPG believes investors’ understanding of the company’s performance is enhanced by the disclosure of earnings per diluted share from continuing operations adjusted for certain items. PPG’s management considers this information useful in providing insight into the company’s ongoing performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. Earnings per diluted share from continuing operations adjusted for these items is not a recognized financial measure determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be considered a substitute for earnings per diluted share as computed in accordance with U.S. GAAP. In addition, adjusted earnings per diluted share may not be comparable to similarly titled measures as reported by other companies. PPG is not able to provide a reconciliation of second quarter 2026 expected adjusted earnings per diluted share to the most directly comparable GAAP financial measure without unreasonable effort because certain items that impact such measure are uncertain or cannot be reasonably predicted at this time.
Regulation G Reconciliation – Earnings per Diluted Share

	First Quarter
	2026	2025
	EPS(a)
Reported net income from continuing operations	$1.70	$1.64
Acquisition-related amortization expense	0.09	0.10
Business restructuring-related costs, net(b)	0.02	0.03
Portfolio optimization(c)	0.02	(0.03)
Insurance recovery(d)	—	(0.02)
Adjusted net income from continuing operations, excluding certain items	$1.83	$1.72
(a)Earnings per diluted share is calculated based on unrounded numbers. Figures in the table may not recalculate due to rounding.
(b)Business restructuring-related costs, net include business restructuring charges, offset by releases related to previously approved programs, which are included in Other income, net on the condensed consolidated statement of income, accelerated depreciation of certain assets, which is included in Depreciation on the condensed consolidated statement of income and other restructuring-related costs, which are included in Cost of sales, exclusive of depreciation, amortization, Selling, general and administrative and Other income, net on the condensed consolidated statement of income.

(c)Portfolio optimization includes a $6 million charge related to the step-up of acquired inventory in the first quarter 2026. Portfolio optimization also includes a $7 million gain recognized on the sale of a business in the first quarter 2025. There was no tax expense associated with that gain. Portfolio optimization also includes advisory, legal, accounting, valuation, other professional or consulting fees, and certain internal costs directly incurred to effect acquisitions, as well as similar fees and other costs to effect divestitures and other portfolio optimization exit actions. These costs are included in Selling, general and administrative expense on the condensed consolidated statement of income.
(d)In the first quarter 2025, the Company received reimbursement under its insurance policies for damages incurred at a southern U.S. factory from a winter storm in 2021, which is included in Other income, net on the condensed consolidated statement of income.